Exhibit 99.1

New Era Energy & Digital Announces Change of Date of Special Meeting of its Stockholders

MIDLAND, Texas – April 10, 2026 – New Era Energy & Digital, Inc. (“New Era” or the “Company”) (NASDAQ: NUAI) today announced the postponement of the Special Meeting of its Stockholders (the “Special Meeting”), originally scheduled for April 15, 2026, at 10:00 a.m. Eastern Time, via live webcast and by teleconference, to approve the proposal related to the issuance of shares of the Company’s common stock, $0.0001 par value per share, to SharonAI, Inc. (“SharonAI”) pursuant to that certain Membership Interest Purchase Agreement, dated January 16, 2026, by and between the Company and SharonAI. The Company has decided to postpone the Special Meeting to allow additional time for the Company to supplement disclosure in the definitive proxy statement (the “Proxy Statement”) to provide information with respect to certain events since the filing and mailing of the Proxy Statement, which supplemental disclosure will be included in a supplement to the Proxy Statement filed by the Company. There is no change to the purpose or any of the proposals to be acted upon at the Special Meeting.

The Special Meeting will now be held on April 16, 2026, at 10:00 a.m. Eastern Time, via live webcast and by teleconference, using the following information:

Telephone access (listen-only):

Within the U.S. and Canada: +1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 3858702#

Webcast: https://www.cstproxy.com/neweraenergydigital/sm2026

The record date for the Special Meeting remains March 3, 2026 (the “Record Date”), and all of the Company’s stockholders as of the Record Date are entitled to vote at the Special Meeting. Stockholders of the Company who have not already voted, or wish to change their vote, are strongly encouraged to submit their proxies as soon as possible. Valid proxies previously submitted by stockholders will continue to be valid for purposes of the postponed Special Meeting.

If you have any questions or need assistance voting your shares, please call us at (432) 695-6997 or our proxy solicitor, Advantage Proxy, Inc., at (877) 870-8565. More details about the proposals to be voted upon at the Special Meeting can be found in the Proxy Statement, which is available at www.sec.gov.

About New Era Energy & Digital, Inc.

New Era is a developer and operator of next-generation digital infrastructure and integrated power assets.

Contacts:

New Era Energy & Digital, Inc. Investor and Media Contact:

OG Advisory Group

Lincoln Tan

nuai@orangegroupadvisors.com